EXHIBIT 4
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                             BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of VESCAN EQUITIES INC.

                               CONTENTS

                  One         -     Interpretation
                  Two         -     Business of the Corporation
                  Three       -     Borrowing and Securities
                  Four        -     Directors
                  Five        -     Committees
                  Six         -     Officers
                  Seven       -     Protection of Directors,
                                    Officers and Others
                  Eight       -     Shares
                  Nine        -     Dividends and rights
                  Ten         -     Meetings of Shareholders
                  Eleven      -     Divisions and Departments
                  Twelve      -     Notices
                  Thirteen    -     Minutes, Documents & Records
                  Fourteen    -     Accounts
                  Fifteen     -     Effective Date (and Repeal)

BE IT ENACTED as a by-law of the Corporation as follows:

                             SECTION ONE

                            INTERPRETATION

1.01 Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

articles" means the articles attached to the Certificate of Continuance dated June 18, 1980 of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means the corporation incorporated by certificate of incorporation under the Act and currently named Vescan Industries Inc.

"meeting of shareholders" means an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

"recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section
2.04 or by a resolution passed pursuant thereto;

"unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended;

1.02 Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

1.03 Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.

                             SECTION TWO

                     BUSINESS OF THE CORPORATION

2.01 Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at such location therein as the board may from time to time determine.

2.02 Corporate Seal - Until changed by the board, the corporate seal of the Corporation shall be in the form impressed in the margin.

2.03 Financial Year - Until changed by the board, the financial year of the Corporation shall end on the last day of August in each year.

2.04 Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Certificates - A certificate issued on behalf of the Corporation stating any fact that is set out in the articles, the by-laws, a unanimous shareholder agreement, the minutes of the meetings of the board, a committee of the board or the shareholders, or in a trust indenture or other contract to which the Corporation is a party may be signed by a director, an officer or a transfer agent of the Corporation. The Corporation may issue security certificates in the form adopted by the board as proof that the registered holder thereof is the owner of the securities described in the securities register or in the certificate.

2.06 Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.07 Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.08 Withholding Information from Shareholders - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

2.09 Unanimous Shareholder Agreement - A shareholder who is a party to a unanimous shareholder agreement has all the rights, powers and duties of a director of the Corporation to the extent that the agreement restricts the discretion or powers of the board to manage the business and affairs of the Corporation, and liabilities to the same extent.

                            SECTION THREE

                       BORROWING AND SECURITIES

3.01 Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a)  borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

(c) mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (Including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothecate, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

"Debt obligations" as used in this Paragraph mean bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation - The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

3.03 Financial Assistance - For the purposes of the Act, the lending of money is in the ordinary course of the business of the Corporation and the Corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a)  to any person in the ordinary course of business;

(b) to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

(c) to a parent company of the Corporation if the Corporation is wholly owned by such parent corporation;

(d)  to a subsidiary of the Corporation;

(e)  to employees of the Corporation or any of its affiliates:

(i) to enable or assist them to purchase or erect living accommodation for their own occupation, or

(ii) in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee.

                             SECTION FOUR

                              DIRECTORS

4.01 Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of not fewer than three (3) and not more than ten (10) directors. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the minimum number of directors or such greater number of directors as the board may from time to time determine.

4.02 Qualification - No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians.

4.03 Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 Removal of Directors - Subject to the provisions of the Act, the shareholders may by resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.05 Vacation of Office - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.06 Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07 Action by the Board - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the corporation has only one director, that director may constitute the meeting.

4.08 Resolution in Writing Valid - A resolution in writing signed by each director shall be as valid and effectual as if it had been passed at a meeting of the board duly called and held and may be in one or more counterparts each signed by one or more directors which together shall be deemed to constitute one resolution in writing.

4.09 Canadian Majority - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

(a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b) a majority of resident Canadians would have been present had that director been present at the meeting.

4.10 Meetings by Telephone - If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.11 Place of Meetings - Meetings of the board may be held at any place in or outside Canada.

4.12 Calling of Meetings - Meetings of the board shall be held from time to time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.13 Notice of Meeting - Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.01 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

(a) submit to the shareholders any question or matter requiring approval of the shareholders;

(b)  fill a vacancy among the directors or in the office of auditor;

(c)  issue securities;

(d)  declare dividends;

(e)  purchase, redeem or otherwise acquire shares of the Corporation;

(f)  pay a commission for the sale of shares;

(g)  approve a management proxy circular;

(h)  approve a take-over bid circular or directors circular;

(i)  approve any annual financial statements; or

(j)  adopt, amend or repeal by-laws

A director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.14 First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.15 Adjourned Meeting - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.16 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meeting shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.17 Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and present at the meeting: chairman of the board, managing director, president, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.18 Votes to Govern - At all meetings of the board every question shall be decided by a majority of the vote cast on the question. In case of an equality of votes the chairman of the meeting shall (not) be entitled to a second or casting vote.

4.19 Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.20 Remuneration and Expenses - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine.
The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.21 Alternate Directors - Any director may from time to time appoint any person to be his alternate director. The appointee while he holds office as an alternate shall be entitled to notice of meetings of the board and in the absence of the director for whom he is an alternate to attend and vote thereat as a director or sign any resolution of the board to be consented to in writing and shall not be entitled to remuneration otherwise than out of the remuneration of the director appointing him. Any director may make or revoke an appointment of his alternate director by notice in writing or by telegram or cable to be delivered or addressed, postage or other charges prepaid, to the registered office of the Corporation. No person shall act as an alternate for more than one director at any given time and no director may act as an alternate for any other director.

                             SECTION FIVE

                              COMMITTEES

5.01 Committee of Directors - The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has not authority to exercise. A majority of the members of such committee shall be resident Canadians.

5.02 Transaction of Business - Subject to the provisions of section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03 Advisory Committees - The board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.04 Procedure - Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

5.05 Appointment and Term - Unless the appointment of an auditor is dispensed with in accordance with the Act, the board shall appoint an auditor to hold office until the first annual meeting of shareholders, and thereafter, the shareholders shall by ordinary resolution at the first and each succeeding annual meeting appoint an auditor to hold office until the close of the next annual meeting, provided that if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until his successor is appointed.

5.06 Qualification - No person shall be qualified to be an auditor if he is not independent of the Corporation, any of its affiliates, or the directors or officers of the Corporation or its affiliates, unless an order of a court of competent jurisdiction exempts him from such disqualification.

5.07 Remuneration - The remuneration of an auditor may be fixed by ordinary resolution of the shareholders, or, if not so fixed, may be fixed by the board.

5.08 Vacation of Office - An auditor ceases to hold office when he dies; he is removed from office by the shareholders; an order of a court of competent jurisdiction declares him to be disqualified in accordance with the Act and the office of an auditor to be vacant; or his written resignation is sent or delivered to the Corporation; or if a time is specified in such resignation, at the time so specified, whichever is later.

5.09 Removal of Auditor - Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove the auditor from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board who shall do so forthwith.

5.10 Vacancies - In the absence of a quorum of the board, the board shall, within 21 days after a vacancy in the office of auditor occurs, call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are not directors then in office, any shareholder may call the meeting.

                             SECTION SIX

                               OFFICERS

6.01 Appointment- Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02 Chairman of the Board - The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03 Managing Director - the board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President - If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.05 Vice-President - A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.06 Secretary - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.07 Treasurer - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.08 Powers and Duties of Other Officers, - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify.
 Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer other wise directs.

6.09 Variation of Powers and Duties - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10 Term of Office - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officers rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

6.11 Terms of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

6.12 Conflict of Interest - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.13 Agents and Attorneys - The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.14 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                            SECTION SEVEN

             PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.03 Right to Indemnity - Notwithstanding anything in section 7.02, the Corporation shall indemnify any person referred to in section
7.02 who has been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him as they occur or are agreed in respect of such action or proceeding.

7.04 Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

7.05 Reliance on Statements - The directors may rely upon the accuracy of financial statements of the Corporation represented by an officer of the Corporation or in a written report of the auditors of the Corporation fairly to reflect the financial condition of the Corporation; or a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by him, and shall not be held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement or report.

                            SECTION EIGHT

                                SHARES

8.01 Allotment - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.02 Commissions - The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Share Transfers - Subject to the articles, by-laws, and any voting trust or other written agreement, any shareholder may transfer his shares by instrument in writing executed by him or on his behalf and delivered to the Corporation or its transfer agent. The instrument of transfer or any shares of the Corporation shall be in the form, if any, on the reverse of the Corporation's form of share certificate, or in any form which the board may approve. The signature of the registered owner of any shares or of his duly authorized attorney upon the instrument of transfer constitutes an authority to the Corporation to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Corporation or its agent.

8.04 Registration of Transfer - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.05.

8.05 Transfer Agents and Registrars - The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.06 Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

8.07 Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporations records or on the share certificate.

8.08 Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, maybe printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.09 Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3, and on such terms as to indemnity, reimbursement of expenses and evidence of loss an of title as the board may from time to time prescribe, whether generally or in any particular case.

8.10 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.11 Deceased Shareholders - In the event of the death of a holder or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.12 Transmissions - In the event any person becomes entitled to a share as a result of the bankruptcy of a holder or of one of the joint holders of any share or as a result of an order of a court of competent jurisdiction or otherwise by operation of law, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends or other monies payable thereon or to issue any warrants or other rights in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents and the requirements of any voting trust or other written agreement.

                             SECTION NINE

                         DIVIDENDS AND RIGHTS

9.01 Dividends - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or be issuing fully paid shares of the Corporation.

9.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holder and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Non-receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date for Dividends and Rights - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than 14 days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05 Unclaimed Dividends - Any dividend unclaimed after a period of 6 years form the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.06 Non-Cash Dividends - The board may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Corporation or in any one or more of those ways and where any difficulty arises in regard to the distribution the board may settle the same as it thinks expedient and in particular may fix the value for distribution of specific assets and may determine that cash payments shall be made to a shareholder upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties and may vest any of those specific assets in trustees upon such trusts for the person entitled as may seem expedient to the board.

9.07 Capital Dividends - The board may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as fully paid any unissued shares or any bonds, debentures or other debt obligations of the corporation as a dividend representing such undistributed surplus on hand or any part of it.

9.08 Setting Aside for Dividends - The board may before declaring any dividend set aside out of the profits of the Corporation such sums as it thinks proper as appropriations from income which shall at the discretion of the board be applicable for meeting contingencies, equalizing dividends or any other purpose to which the profits of the Corporation may be properly applied and pending such application may either be employed in the business of the corporation or be invested in such investments as the board in its discretion may from time to time determine.

                             SECTION TEN

                       MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02 Special Meetings - The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04 Written Consent in Place of Meeting, - Except where a written statement is submitted by a director or the auditors in accordance with the Act, if all shareholders entitled to attend and vote at the annual meeting of the Corporation have either been sent by the Corporation a copy of the financial statements and reports required by the Act to be placed before the annual meeting or informed the Corporation in writing that they do not want a copy of those documents and consent in writing to the business required to be transacted at the annual meeting, that business shall be as valid as if transacted at an annual meeting duly convened and held, and it is not necessary for the Corporation to hold an annual meeting that year.

10.05 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.06 List of Shareholders Entitled to Notice-For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholders. If a record date for the meeting is fixed pursuant to section 10.07, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

10.07 Record Date for Notice - The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 14 days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

10.08 Meetings Without Notice -A meeting of shareholders maybe held without notice at anytime and place permitted by the Act:

(a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being, held.

At such meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.09 Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their member to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution of or by the chairman with the consent of the meeting.

10.10 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.11 Quorum- A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 5% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12 Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate and otherwise, the persons entitled to vote at any meeting of shareholders shall be as follows:

(a) at a meeting in respect of which the Corporation has prepared the list referred to in section 10.06, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name, except, where the corporation has fixed a record date for notice in respect of such meeting pursuant to section 10.07, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands, not later than 10 days before the meeting, that his name be included in such list before the meeting, in which case the transferee is entitled to vote the transferred shares at the meeting; or

(c) in the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.13 Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

10.14 Record Date for Voting - The board may fix in advance a date, proceeding the date of any meeting of shareholders by not more than 48 hours, excluding non-business days, for the determination of the shareholders entitled to vote at the meeting. The record date for voting at a meeting of shareholders shall be specified in the notice calling the meeting.

10.15 Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of nonbusiness days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.16 Joint Shareholders-If two or more persons hold shares jointly any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.17 Resolutions - No resolution proposed at a meeting need be seconded. The chairman of any meeting may move or second a resolution.

10.18 Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.19 Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.20 Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, so that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20 Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.22 Resolution in Writing- A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.23 Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

10.24 Requisition of Meeting - The holders of not less than five percent of the issued voting shares may, in the manner provided by the Act, requisition the board to call a meeting, of shareholders for the purposes stated in the requisition, and upon receiving the requisition the board shall, except as provided by the Act, call a meeting, of shareholders to transact the business stated therein.
If the board does not call a meeting, within 21 days after receiving the requisition, any requisitioning shareholder may call the meeting and unless the shareholders resolve otherwise at that meeting, the Corporation shall reimburse such requisitioning shareholders the reasonable expenses incurred in requisitioning, calling and holding the meeting.

                            SECTION ELEVEN

                      DIVISIONS AND DEPARTMENTS

11.01 Creation and Consolidation of Divisions - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02 Name of Divisions - Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

11.03 Officers of Divisions - From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officers rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                            SECTION TWELVE

                               NOTICES

12.01 Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02 Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.04 Undelivered Notices - If any notice given to a shareholder pursuant to section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.05 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06 Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall not be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07 Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

                           SECTION THIRTEEN

                     MINUTES, DOCUMENTS & RECORDS

13.01 Minutes - The board shall cause minutes to be kept:

(a)  of all appointments of directors, officers and auditors;

(b) of the names of the directors or their alternates present at each meeting of the board and of any committee of the board;

(c)  of all orders made by the board or any committee of the board; and

(d) of all resolutions and proceedings of general meetings of the shareholders of the Corporation and of all resolutions and meetings of the board and of committees of the board.

13.02 Records and Documents - The board shall cause the Corporation to keep at its registered office or at any such other place as the Act may permit, and in such form as he Act may permit, the documents, copies of documents, registers, minutes and records which the Corporation is required by the Act to keep at its registered office or such other place and shall cause such documents, copies of documents, registers, minutes and records to be open for examination and copying as permitted and required by the Act.

                           SECTION FOURTEEN

                               ACCOUNTS

14.01 Books of Account - The board shall cause records and books of account to be kept as necessary to properly record the financial affairs and conditions of the Corporation and to comply with all laws applicable to the Corporation.

14.02 Location of Accounting Records - The board shall determine the place at which the accounting records of the Corporation shall be kept and those records shall be open to the inspection of any director or the auditors of the Corporation during the normal business hours of the Corporation.

                           SECTION FIFTEEN

                     EFFECTIVE DATE (AND REPEAL)

15.01 Effective Date - This by-law shall come into force when adopted by the Directors of the Corporation.

15.02 Repeal - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

The foregoing by-laws are hereby consented to and passed as evidenced by the signature of director of the Corporation pursuant to the provisions of the Canada Business Corporations Act.

DATED the 19th day of July, 1999.

/s/ William Whittle                       /s/ Lonnie Hayward
_____________________                     _____________________
William Whittle                           Lonnie Hayward







                            SCHEDULE  "C"

                   CANADA BUSINESS CORPORATIONS ACT

                                FORM 4

                        ARTICLES OF AMENDMENT

                         (SECTION 27 OR 271)


1 - Name of Corporation

VESCAN EQUITIES INC.

2 - Corporation No.

012009-0

3 - The articles of the above-named corporation are amended as follows:

(e) Name of the Corporation:

INOUYE TECHNOLOGIES (CANADA) INC.


Date

Signature

Description of Office